Exhibit 99.1

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation Reports

Second Quarter and Six Month 2009 Results

Phoenix AZ, July 20, 2009- Southern Copper Corporation (SCC) (NYSE and LSE: PCU)

•                  Second quarter (“2Q09”) and first half 2009 (“1H09”) net sales were $824.5 million and $1,446.5 million, respectively, compared to $1,461.8 million and $2,961.0 million in the 2Q08 and the 1H08, respectively, primarily as result of lower metal prices partially offset by an increase in the sales volume of all of the Company’s metal products.

•                  Cost reductions have continued to improve the Company’s results.  Operating cash cost per pound of copper, net of by-products credit, decreased from 64.4 cents in the 1Q09 to 50.9 cents per pound in 2Q09. This lower cash cost was the result of higher productivity and operational efficiencies as well as better by-product prices.

•                  EBITDA in 2Q09 was $380.4 million compared to $225.7 million in 1Q09, an increase of $154.7 million or 68.5%.  EBITDA in the 1H09 amounted to $606.1 million.

•                  Diluted income per share for the 2Q09 was 20.6 cents compared to diluted income per share of 9.2 cents in the 1Q09.  Net income attributable to SCC totaled $175.0 million in 2Q09, an increase of 122.3% compared to the 1Q09.

•                  2Q09 copper production was 1.7% higher than the 2Q08. In addition, the Company increased its production of molybdenum mined by 12.6%; refined zinc by 5.7%; and silver mined and refined, by 9.1% and 32.6%, respectively.

•                  On July 15, 2009, the Board of Directors authorized a dividend of 10 cents per share to be paid on September 2, 2009 to shareholders of record at the close of business on August 6, 2009.

•                  The Company is continuing with the Tia Maria project using internally generated cash flow.  This project will increase annual copper production by 120,000 tons and is scheduled to commence operations in 2011.  Also, the Company continues with the Toquepala concentrator expansion project which is expected to increase annual copper output by 100,000 tons by the second half of 2012.

Commenting on the Company’s results for 2Q09, Mr. German Larrea, Chairman of SCC’s Board said: “There has been an improvement in copper prices during 2009 from the low metal prices that existed in the last quarter of 2008.  The restored demand for copper by China has contributed to this improvement.  Additionally, the prices of our principal by-products have improved during 2009.  While there is a certain amount of metal price volatility in the near term, there is a growing consensus among the industry participants for a stronger outlook for copper over the next few years.

“2Q09 net earnings of $175.0 million and an EBITDA of $380.4 million at an average LME copper price of $2.12 per pound of copper, reflects our solid financial performance and that we are maintaining steady progress during the current market and economic conditions.  This allows us to continue with our capital projects to increase production levels and be ready to improve our profitability when the copper market and the world’s economy recover.”

SUMMARY FINANCIAL TABLE

	Second Quarter				Year to Date
			Variance				Variance
	2009	2008	$	%	2009	2008	$	%
	(in millions, except per share amounts and %s)
Copper sold – tons	122.9	115.2	7.7	6.7%	243.2	238.0	5.2	2.2%

Net sales	$824.5	$1,461.8	$(637.3)	(43.6)%	$1,446.5	$2,961.0	$(1,514.5)	(51.1)%
Cost of sales	419.5	550.5	(131.0)	(23.8)%	794.9	1,071.0	(276.1)	(25.8)%
Operating income	303.2	792.4	(489.2)	(61.7)%	447.3	1,657.1	(1,209.8)	(73.0)%
EBITDA (1)	380.4	878.5	(498.1)	(56.7)%	606.1	1,819.7	(1,213.6)	(66.7)%
EBITDA margin	46.1%	60.1%	(14.0)%	(23.2)%	41.9%	61.5%	(19.6)%	(31.8)%
Net Income attributable to SCC	$175.0	$548.5	$(373.5)	(68.1)%	$253.7	$1,113.5	$(859.8)	(77.2)%
Net income margin	21.2%	37.5%	(16.3)%	(43.4)%	17.5%	37.6%	(20.1)%	(53.4)%
Income attributable to SCC per share	$0.206	$0.621	$(0.415)	(66.8)%	$0.298	$1.260	$(0.962)	(76.4)%
Capital expenditures	$140.5	$130.9	$9.6	7.3%	$203.5	$180.8	$22.7	12.6%
Exploration	$5.0	$9.0	$(4.0)	(44.2)%	$10.4	$17.0	$(6.6)	(38.9)%

(*)         In millions, except per share amounts and percentages

(1)          See reconciliation between “Net income attributable to SCC” and EBITDA on http://www.southernperu.com/InvestorRelations/InvestorInformation/EBITDA1/tabid/314/Default.aspx

Production

The Company’s operations have been performing soundly and even better than budgeted as a result of our cost reduction programs.

Copper production in the 2Q09 was higher than planned and increased 1.7% to 119,278 tons from 117,251 tons in the 2Q08. The increase was mainly due to higher production at the La Caridad mine (+2,479 tons) and at the Toquepala mine (+3,231 tons) both due to higher ore grades and recoveries.

Taking advantage of our new ISA smelter technology, during the 2Q09 the Ilo smelter copper concentrate throughput was 298,140 tons, the highest smelted production reached in a quarter. This was achieved because in June 2009 the copper concentrate throughput was a monthly record of 114,375 tons.

In the 2Q09, molybdenum production increased 12.6% to 4,389 tons, compared to 3,897 tons in 2Q08. This increase was due to higher ore grade and improved recovery at the La Caridad mine (+759 tons) and higher recovery at the Cuajone mine (+76 tons), partially offset by lower ore grade and recovery at the Toquepala mine (-343 tons).

Zinc mine production in the 2Q09 was 0.3% higher than 2Q08. Charcas and Santa Barbara mines had higher grades and Santa Eulalia and Charcas mines increased recovery. The refined zinc production was also 5.7% higher for the same period as a result of the improved performance of the San Luis Potosi zinc refinery.

Capital Expenditures

SCC’s capital spending programs have continued in 2Q09.  The Company is carefully monitoring the spending on capital projects to insure the use of its resources at maximum capacity.

The Tia Maria project, which includes the Tia Maria and La Tapada deposits in the Peruvian region of Arequipa, is expected to produce 120,000 tons of SX-EW copper cathodes per year.  The approved budget for the project is $934 million. Through June 30, 2009 $187.2 million has been spent on this project.  The basic engineering work has been completed. Current work on the project includes the development of the detailed engineering, the commencement of fabrication of the main equipment and the environmental impact assessment, which was completed in June 2009 and presented to the Peruvian authorities for approval.

As of June 30, 2009, the Company has expended $72.8 million on the Toquepala concentrator expansion.  Detailed engineering works are scheduled to commence in the third quarter of this year and the environmental impact study is currently being conducted and is expected to be completed in the fourth quarter of 2009.

After expending $13.4 million the by-product treatment plant at the La Caridad metallurgical complex is at 85% completion. The first stage of the project to treat smelter dusts and effluents is in operation. Total completion of this facility is planned for September 2009.

The lime plant at Agua Prieta, which is 100 kilometers north of La Caridad, has been fully modernized to comply with environmental regulations and to meet the lime requirements of the Mexican operations. A vertical Maerz furnace will reduce the consumption of natural gas to a third of its current level and cost will be reduced by 45%.  The commencement of operations is scheduled for August 2009, with a total investment of $20.8 million.

The El Arco project is a world class copper deposit in the northern part of the Baja California peninsula, with estimated resources of over 1.3 billion tons. This project is expected to produce 190,000 tons of copper and 105,000 ounces of gold annually. Based on the approval of the Board of Directors, the Company has contracted the basic engineering and is proceeding with the environmental impact study and land acquisition for this project.

Cananea Strike

On April 14, 2009, the Mexican Federal Labor Court issued a resolution, based on force majeure, approving the termination of Cananea’s labor relationships with individual and unionized employees, as well as the termination of its collective bargaining agreement with its employees and with the National Mining and Metal Workers Union. This ruling has been challenged before federal tribunals and it is expected that it will be resolved during the month of August.

The Company, the state of Sonora and the Mexican federal government are working to restore the necessary legal and safety conditions to resume operations at Cananea.

Conference call

The Company’s second quarter earnings conference call will be held on July 22, 2009 beginning at 10:00 A.M. – EST (9:00 A.M. Mexico City and Lima time).

To participate:

Dial-in number:	866-371-3858 in the U.S 832-445-1647 outside the U.S.
Genaro Guerrero, Vice President, Finance and Chief Financial Officer Raul Jacob, Manager of Financial Planning and Investor Relations
Conference ID:	18749614 and “Southern Copper Second Quarter 2009 Results”

AVERAGE METAL PRICES:

	LME	COMEX
	Copper	Copper	Molybdenum	Zinc	Silver	Gold
	($/lb)	($/lb)	($/lb)	($/lb)	($/oz)	($/oz)
1Q 2009	1.56	1.57	8.75	0.53	12.63	908.71
2Q 2009	2.12	2.15	9.10	0.67	13.75	921.51
6 Months 2009	1.84	1.86	8.93	0.60	13.19	915.11

1Q 2008	3.54	3.53	33.01	1.10	17.62	926.78
2Q 2008	3.83	3.80	32.76	0.96	17.17	895.95
6 Months 2008	3.68	3.67	32.89	1.03	17.39	911.36

Average 2008	3.16	3.13	28.42	0.85	14.97	871.71

Variance: 2Q09 vs. 2Q08	(44.6)%	(43.4)%	(72.2)%	(30.2)%	(19.9)%	2.9%
Variance 1H09 vs. 1H08	(50.0)%	(49.3)%	(72.8)%	(41.7)%	(24.2)%	0.4%

Source: Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide.

PRODUCTION AND SALES:

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	%	2009	2008	%

Copper (tons)
Mined	119,278	117,251	1.7%	239,049	245,113	(2.5)%
Smelted	130,703	127,744	2.3%	260,821	255,495	2.1%
Refined	112,173	119,492	(6.1)%	225,822	235,772	(4.2)%
Rod	15,196	19,957	(24.1)%	29,682	37,942	(21.8)%
Sales	122,893	115,187	6.7%	243,158	238,021	2.2%

Molybdenum (tons)
Mined	4,389	3,897	12.6%	8,445	7,821	8.0%
Sales	4,410	3,909	12.8%	8,432	7,938	6.2%

Zinc (tons)
Mined	27,644	27,566	0.3%	54,682	52,334	4.5%
Refined	25,912	24,510	5.7%	52,325	49,915	4.8%
Sales	25,023	24,606	1.7%	51,855	48,412	7.1%

Silver (000s ounces)
Mined	3,362	3,081	9.1%	6,507	6,171	5.4%
Refined	3,547	2,675	32.6%	5,989	5,080	17.9%
Sales	4,311	3,431	25.6%	8,272	6,420	28.8%

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	VAR %	2009	2008	VAR %
	(in thousands, except for per share amounts)

Net sales:	$824,509	$1,461,796	(43.6)%	$1,446,507	$2,961,002	(51.1)%

Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	419,476	550,458	(23.8)%	794,931	1,071,047	(25.8)%
Selling, general and administrative	18,101	26,726	(32.3)%	36,893	51,381	(28.2)%
Depreciation, amortization and depletion	78,715	83,199	(5.4)%	156,936	164,395	(4.5)%
Exploration	5,021	8,996	(44.2)%	10,423	17,052	(38.9)%
Total operating costs and expenses	521,313	669,379	(22.1)%	999,183	1,303,875	(23.4)%

Operating income	303,196	792,417	(61.7)%	447,324	1,657,127	(73.0)%

Interest expense	(25,310)	(27,245)	(7.1)%	(49,276)	(54,480)	(9.6)%
Interest capitalized	3,368	1,441	133.7%	5,443	2,529	115.2%
Gain (loss) on derivative Instruments	6,785	(1,487)	(556.3)%	4,181	921	354.0%
Other income (expense)	(1,495)	2,904	(151.5)%	1,868	(1,770)	(205.5)%
Interest income	898	12,181	(92.6)%	5,173	29,596	(82.5)%

Income before income tax	287,442	780,211	(63.2)%	414,713	1,633,923	(74.6)%

Income taxes	111,413	228,892	(51.3)%	159,438	514,914	(69.0)%

Income net of income tax	176,029	551,319	(68.1)%	255,275	1,119,009	(77.2)%

Less: Net income attributable to non-controlling interest	1,061	2,852	(62.8)%	1,615	5,559	(70.9)%

Net Income attributable to SCC	$174,968	$548,467	(68.1)%	$253,660	$1,113,450	(77.2)%

Per common share amounts:
Net income attributable to SCC common shareholders – basic and diluted	$0.206	$0.621	(66.8)%	$0.298	$1.260	(76.4)%
Dividends paid	$0.045	$0.570	(92.1)%	$0.162	$1.040	(84.4)%

Weighted average shares outstanding (Basic and diluted)	850,008	883,401		851,390	883,399

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 30,	December 31,	June 30,
	2009	2008	2008
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$235,540	$716,740	$1,150,259
Short-term investments	33,890	62,376	97,515
Accounts receivable	334,994	133,588	540,789
Inventories	456,529	451,597	491,578
Prepaid, deferred taxes and other assets	141,718	189,392	151,403
Total current assets	1,202,671	1,553,693	2,431,544

Property, net	3,876,384	3,802,761	3,617,705
Leachable material, net	131,778	156,294	186,770
Intangible assets, net	114,005	115,059	116,093
Deferred income tax	55,901	83,106	—
Other assets, net	61,012	53,411	53,025
Total assets	$5,441,751	$5,764,324	$6,405,137

LIABILITIES
Current liabilities:
Current portion of long-term debt	$10,000	$10,000	$10,000
Accounts payable	279,014	413,351	267,344
Income taxes	—	34,378	62,518
Due to affiliates	9,656	8,965	9,105
Accrued workers’ participation	42,236	205,466	151,851
Interest	38,991	40,968	31,854
Other accrued liabilities	33,682	24,335	36,331
Total current liabilities	413,579	737,463	569,003

Long-term debt	1,275,112	1,279,972	1,284,850
Deferred income taxes	139,365	169,342	193,594
Other liabilities	153,016	164,141	277,536
Asset retirement obligation	18,423	18,007	14,251
Total non-current liabilities	1,585,916	1,631,462	1,770,231

STOCKHOLDERS’ EQUITY
Common stock	417,958	488,219	655,373
Accumulated comprehensive income	3,008,950	2,893,040	3,394,750
Total stockholders’ equity	3,426,908	3,381,259	4,050,123
Non controlling interest	15,348	14,140	15,780
Total Equity	3,442,256	3,395,399	4,065,903

Total liabilities and equity	$5,441,751	$5,764,324	$6,405,137

As of June 30, 2009 and December 31, 2008 there were 850.0 million shares and 854.9 million shares outstanding, respectively.

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(in thousands)
OPERATING ACTIVITIES
Net income attributable to SCC	$174,968	$548,467	$253,660	$1,113,450
Depreciation, amortization and depletion	78,715	83,199	156,936	164,395
Capitalized leachable material	—	—	—	(2,246)
Non-controlling interest	1,061	2,852	1,615	5,559
Cash provided from (used for) operating assets and liabilities	(171,060)	(260,827)	(514,558)	(380,274)
Other, net	23,991	35,087	15,738	9,092
Net cash provided from (used for) operating activities	107,675	408,778	(86,609)	909,976

INVESTING ACTIVITIES
Capital expenditures	(140,488)	(130,876)	(203,466)	(180,770)
Other, net	20,439	16,247	32,745	22,759
Net cash used for investing activities	(120,049)	(114,629)	(170,721)	(158,011)

FINANCING ACTIVITIES
Debt repaid	(5,000)	(155,025)	(5,000)	(155,025)
Dividends paid	(38,251)	(500,592)	(137,806)	(912,894)
SCC Common shares buyback	—	—	(71,566)	—
Distributions to non-controlling interest	(189)	(3,576)	(189)	(6,736)
Other	569	733	639	794
Net cash used for financing activities	(42,871)	(658,460)	(213,922)	(1,073,861)

Effect of exchange rate changes on cash	(490)	41,789	(9,948)	62,883

Decrease in cash and cash equivalents	$(55,735)	$(322,522)	$(481,200)	$(259,013)

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserve of any listed company.  The Company is a NYSE and Lima Stock Exchange listed company that is 80% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 20% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conduct exploration activities in Mexico, Peru and Chile.

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This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.